                          INDEPENDENT AUDITOR'S CONSENT

         We consent to the incorporation by reference in the Registration Statement of Datascope Corp. 401(k) Savings and Supplemental Retirement Plan on Form S-8 under the Securities Act of 1933 of our report dated May 17, 2000 appearing in the Annual Report on Form 11-K of Datascope Corp. 401(k) Savings and Supplemental Retirement Plan for the fiscal period ended December 31, 1999.




/s/ Milgrom Galuskin Balmouth & Company
---------------------------------------
Milgrom Galuskin Balmuth & Company
Certified Public Accountants, P.C.


Edison, New Jersey
June 26, 2000